NEWS RELEASE

Harte Hanks Reports First Quarter 2019 Financial Results

SAN ANTONIO, Texas – May 8, 2019 -- Harte Hanks, Inc. (NYSE: HHS), an industry leader in data-driven, omni-channel marketing and customer relationship solutions and logistics, today announced financial results for the first quarter ended March 31, 2019.
Harte Hanks President Andrew Harrison stated, “In the first quarter of 2019, on a year-over-year basis, revenue declined $22.0 million and operating expenses declined by $16.1 million. More telling of our efforts, revenue (excluding the results of 3Q Digital which was sold in February of 2018) declined $15.1 million. We are operating with discipline and rigor, and, as a result, on the same basis (excluding the results of 3Q Digital), the company reduced cash operating expenses by $14.1 million, nearly offsetting the full scope of our revenue decline.”
“During the quarter, we also made some important operational improvements that were necessary to address the challenges facing Harte Hanks,” Harrison added “Notably, we strengthened our new business pipeline and made important progress advancing the restructuring efforts that began in the second half of 2018. In 2019 we reduced our vendor costs by more than $5 million on an annualized basis and are in the process of advancing initiatives to remove an additional $3 million in annualized vendor-related savings. We will continue to aggressively pursue additional cost cutting opportunities across the organization as the year progresses.”
Harte Hanks Chief Financial Officer Mark Del Priore added, “We ended the quarter with a cash position of more than $20 million. Subsequent to the quarter end, we received a $5 million Contingent Payment related to the Qualified Sale of 3Q Digital as defined in the Purchase and Sale Agreement dated February 28, 2018. In addition, we have extended our revolving credit line by 12 months, to April 2021, and expect to further bolster our balance sheet with approximately $16 million of tax refunds that we anticipate receiving as part of our 2018 tax filing. Based on our current initiatives and visibility, we believe that the Company has the balance sheet and resources needed to restore profitability and revitalize growth.”

First Quarter 2019 Results
First quarter 2019 revenues were $59.1 million, compared to $81.2 million during the same quarter last year, a $22.1 million, or a 27.2% decline. This decline was due to lower revenue in our B2B, Consumer, Financial Services, Retail and Transportation verticals, offset by an increase in our Healthcare vertical. 3Q Digital’s revenue, which contributed revenue of $6.9 million in the first quarter of 2018, was absent from first quarter 2019 results. Excluding this impact, first quarter 2019 revenues would have declined $15.1 million or 20.4%. The 3Q Digital business was sold in the first quarter of 2018.
First quarter operating loss was $10.9 million, compared to an operating loss of $5.0 million in the same quarter last year. The loss was a result of lower revenue, which was meaningfully offset by the impact of the company’s cost reduction efforts which lowered operating expenses, including a $12.1 million or 26.3% reduction in labor expense and the absence of expenses related to the company’s 3Q Digital business.
First quarter 2019 Adjusted Operating Loss was $6.4 million, compared to a loss of $4.4 million in the prior year quarter. The decrease in Adjusted Operating Income was due to the impact of lower revenue, partially offset by the company’s cost reduction efforts, which reduced expenses.
Loss attributable to common stockholders for the first quarter of 2019 was $13.6 million, or a loss of $2.18 per basic and diluted share. In the prior year period, earnings attributable to common stockholders was $32.6 million, or $5.24 per basic and $4.67 per diluted per share.

Conference Call Information
The company will host a conference call to discuss these results today at 4:30 p.m. ET. To access the live call, please dial (888) 394-8218 (toll free) or (323) 701-0225 and reference conference ID 6115880. The conference call will also be webcasted live in the Investors Events section of the Harte Hanks website.
Following the conclusion of the live call, a telephonic replay will be available for 48 hours by dialing (844) 512-2921 or (412) 317-6671 and using the pin number 6115880. The replay will also be available for at least 90 days in the Investors Events section of the Harte Hanks website.

About Harte Hanks:
Harte Hanks is an industry leader in data-driven, omni-channel marketing solutions and logistics. The fuel that powers this Company is customer data. We offer clients around the world the strategic guidance they need across the customer data landscape as well as the executional know-how in database build and management, data analytics, data-driven creativity, digital media, direct mail, customer contact, client fulfillment, and marketing and product logistics. Harte Hanks has approximately 3000 employees delivering solutions in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com.

Cautionary Note Regarding Forward-Looking Statements:
Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 which was filed on March 18, 2019.The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company may use certain non-GAAP measures of financial performance, including “Revenues without 3Q Digital” and “Adjusted Operating Loss,” in order to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. The most directly comparable measure for these non-GAAP financial measures are Operating Revenues and Operating Loss. The company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. In particular, the use of the non-GAAP financial measures “Revenues without 3Q Digital” and “Adjusted Operating Loss” are useful to both management and investors in their analysis of the company’s Condensed Consolidated Statements of Operations (Unaudited) because they facilitate a period to period comparison of Operating revenue and Operating Loss by excluding significant, unusual, non-recurring items in 2019 and 2018. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

As used herein, “Harte Hanks” or “the company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Investor Contact:
Hayden IR
Rob Fink, 646-415-8972
HHS@HaydenIR.com

Source: Harte Hanks, Inc